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                                                                    Exhibit 10.8


                                PROMISSORY NOTE


$900,000.00                                                    Fairfax, Virginia
                                                               February __, 1997

     For value received, the undersigned, Guardian Technologies International, Inc., a Delaware corporation, (the "Borrower") promises to pay to the order of Dashco, Inc. (the "Holder") the sum of $900,000.00 together with interest thereon at the rate of Fifteen Percent (15%) per annum"), and payable at 11350 Random Hills Road, Suite 720, Fairfax, Virginia 22030, or at such other place as the Holder may designate in writing, said Note to be payable as follows:
Payable in monthly installments of interest only commencing on the 10th day of March, 1997 and continuing monthly thereafter until the principal and interest are fully paid, except that the entire indebtedness evidenced hereby, if not sooner pay, shall be due and payable on the 10th day of February, 1998.

     Each installment shall first be applied to interest and the balance of each installment, if any, shall then be applied to principal. Prepayment in any amount may be made at any time prior to maturity date without penalty; excepting, however, it is understood and agreed that Holder shall be entitled to minimum interest of $33,750.00 (the "Minimum Return"), regardless of the maximum amount advanced hereunder or the date of repayment(s) prior to the maturity date. The monthly installments of interest, when paid, shall be credited against the Minimum Return.

     In the event any payment under this Note is not paid within five days from the due date of such payment, Borrower agrees to pay a late charge in an amount equal to five percent (5%) of any amount so overdue. The imposition of such late payment charge shall in no way limit or impair the right of the Holder hereof to exercise its right to declare a default hereunder in accordance with the terms and conditions of this Note, or to accelerate the maturity hereof, or to exercise any other right provided for under this Note and the Deed of Trust. Any such late charges shall not be credited against the Minimum Return.
Unpaid principal after default or the maturity date shall accrue interest at the rate of 24.00 percent per annum until paid.

     In the event of default hereunder or the breach of any covenant contained in the Deed of Trust securing this Note, after five (5) days written notice in the event of a monetary default and fifteen (15) days written notice in the event of any other breach or default, then the unpaid principal balance, any portion of the unpaid Minimum Return and any unpaid accrued interest due in addition to the Minimum Return may, at the option of the Holder, and without further notice, be declared and become at once due and payable. Failure by the Holder to exercise such option shall be not be deemed a waiver of the right to exercise the same in the event of any subsequent default or breach.

     In the event the title to the property securing this indebtedness becomes vested in anyone holder other than the Maker hereof, the entire balance hereof, shall, at the option of the Holder, immediately become due and payable, and the Holder hereof reserves the right to approve any such

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new owner(s), to require endorsement hereof by any such new owner(s), to modify the terms hereof, and to make charge for any assumption hereof.

     The Borrower acknowledges that this Note is made for business or commercial purposes.

     If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

     All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Borrower waives notice of maturity, demand, presentment for payment, protest, and notice of protest and nonpayment of this Note.

     No renewal or extension of this Note, delay in enforcing any right of the Holder under this Note, or assignment by Holder of this Note shall affect the liability of the Borrower. All rights of the Holder under this Note are cumulative and may be exercised concurrently or conservatively at the Holder's option.

     This Note shall be construed in accordance with the laws of the Commonwealth of Virginia. In the event Holder files suit for enforcement under the terms of this Note, the Borrowers hereof, their successors and assigns, acknowledge, agree and consent to the jurisdiction of the Circuit Court of Fairfax County, Commonwealth of Virginia and agree to pay all costs of collection, court costs and reasonable attorneys' fees, which may be incurred in the collection of this Note or any part hereof.

     WITNESS the following signature and seal this 7th day of February, 1997.

                     GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                     (A Delaware Corporation)


                     By   /s/ Joseph F. Fernandez    (SEAL)
                        -----------------------------
                          Name: Joseph F. Fernandez
                          Title: Vice-President
                          Address:  22570 Markey Court
                                    Dulles, VA 20166-6901
                          Tax Identification No. 54-1521616





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     This is to certify that this is the Promissory Note described in a certain
Deed of Trust of even date herewith to Dashco, Inc. and ____________________, Trustees, and that the Deed of Trust and the Note secured thereby were signed in my presence this 7th day of February, 1997.

                             /s/ Marsha A. Fishbaugh
                         ------------------------------------------------
                                   Notary Public

My commission expires: 30 November 2000















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